Exhibit 10.3

[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

ENTRUST AGREEMENT

This agreement was entered into and by both parties listed as below in the conference room of Shenzhen Media Investment Co., Ltd on November 20, 2004.

Shenzhen Media Investment Co., Ltd (hereinafter “Party A”),

Legal Address: 5D, Building C, Jinxiu Garden, overseas Chinese town, Nanshan District, Shenzhen. PRC

Tel.: 86-0755-26003980

Fax: 86-0755-26946509

Shenzhen New Media Consulting Co., Ltd. (hereinafter “Party B”),

Legal Address: Rm 1915, Sunshine Golf Mansion, Shennan Av., Futian District, Shenzhen

Tel.: 86-0755-81611630

Fax: 86-0755-3356520

(Present Add.: Rm A3302, Jiangsu Building, Yitian Zhong Rd, Shenzhen, P.R.China 518026)

Whereas:

1.
Party A and Sale and Marketing Publication House (hereinafter “Publication House”) signed the “Operation and Management Right Agreement” (hereinafter “Contractual Agreement”) on October 23, 2003, as amended. Party A has certain rights with respect to the operation of the business of Publication House.

2.
Party A is intended to entrust Party B to manage the personnel and the funds that related to the contracted business and provide services such as strategic planning and consulting, and establish domestic marketing channels, etc. Party B agreed to accept the entrust from Party A..

3.	Party A and Party B reached an agreement of aforesaid business (hereinafter “Entrustment”) through negotiation as follows:

1: Definitions

In this agreement, the following terms have the following meanings unless the context clearly dictates otherwise.

1.1	Contractual Agreement: as defined in Whereas 1

1.2	Entrustment: as defined in Whereas 3

1.3	Administration fee: as defined in article 3.3

1.4	Contracted Businesses: the businesses related to the management right that Party A has already been granted by the Publication House.

Contracted businesses include:

(1)	Right to publish, including publishing and printing affairs of all publications, and all other relevant operational business owned by Publishing House;

(2)	Advertising right, including exclusive right of advertising business of all the publications owned by Publishing House;

(3)	Right to use intangible assets, such as brand, trade mark, etc.;

(4)	Right to strategic decision-making and contracting with external parties with respect of investment, joint-venture, cooperation and contracting.

(5)	Right of financial management and the operation of Publishing House.

2. Entrustment

2.1
Party A agrees to entrust Party B to manage its personnel, funds of Party A that related to the contracted businesses under this agreement, and Party B agrees to provide services like planning, consulting, and establishing marketing network in PRC, etc. Party B agrees to accept this entrustment from Party A under this agreement.

2.2
Both parties agree that Party B manages the personnel and funds of Party A, which are related to the contracted businesses starting from the effective date of this agreement. However, Party B does not participate directly in the operation of contracted businesses of Party A; Party B offers services such as strategic planning, consulting and establishing marketing network in PRC, etc. for Party A during the term of this entrustment.

2.3
Both parties agree, except the full, clear, accurate and non-misleading written disclosure provided by Party A to party B prior to the agreement, which obtains the clear consent of Party B in the form of agreement or other written documents, (except the clause involved in article 3.3 of this agreement), Party B has no obligation to bear any other commitment made by Party A or any obligations and covenants thus occurred or existed before the date of this agreement. The above-mentioned commitment made by Party A, and the obligation and covenants thus occurred or existed without the written conformation and acceptance of Party B, shall be borne by Party A, and Party A shall fully compensate all the losses, expenses and other expenditure thus incurred to Party B in a timely way.

2.4
The term of this entrustment is nine years. Upon the expiration, Party B has the priority to be entrusted with the management of personnel and funds of Party A that related to the contracted businesses and to provide services such as planning, consulting and establishing marketing network in PRC, etc.

2.5
During the term of this entrustment, once Party B’s accumulated profit reaches RMB 10,000,000, Party B can purchase the non-state-owned equity of Party A with such accumulated profit. The equity purchase agreement shall be signed separately.

3. Expenses and Terms of Payment

3.1
In order to compensate the costs that Party A has incurred for obtaining the operation and management right from Sales and Marketing publishing house, both parties agree that Party B shall pay Party A with total amount of RMB 12,000,000 with nine annual installments (approximately RMB 1,333,333.33 per year)

3.2	Both parties agreed that Party A shall pay the Administration Fee to Party B according to the following terms:

Party A shall pay all Administration Fee stated in article 3.3 of this agreement to Party B before the date of 31st December once per year.

3.3
Both parties agreed, the Administration Fee charged by Party B is 100% of annual business income of Party A (including non-operating income), it shall be paid to Party B by Party A within 10 days upon the completion and release of annual report; at the same time, all operation costs incurred by Party A are undertaken by Party B.

4.	Validity

4.1	The agreement shall come into effect on the date that it is duly signed by the authorized representatives of both parties.

5.	Representations and Warranties

5.1	Party A makes statement to Party B and guarantees the follows:

(1)
Party A has been duly incorporated and organized, and is validly existing in good standing, under the laws of China. Party A has all requisite power and authority, corporate to possess, lease and operate its assets and engage in the businesses under its business license and articles of association.

(2)
Party A obtains all requisite power and authority, corporate to enter into and to perform its obligations under this agreement and other related agreements and to carry out the terms hereof and the transactions contemplated herby.

(3)
Party A’s execution of this agreement will not conflict with or result in breach of any of the following or violate any item of follows: (a) the articles of association, business license or other similar organizational documents of Party A; (b) any material contract in which Party A is involved, except Party A has obtained the approval of any other parties in such contract; (c) any Chinese law, judgment, arbitral award or command released by any court, arbitration institutions, government or governmental organization that have the jurisdiction over any assets that belong to Party A.

(4)
During the term of this agreement, Party A obtains the contractual right to the contracted business. This contractual right is sole, exclusive and not restricted by the right of third parties, except that Party A has already informed to Party B before the date of this agreement.

(5)
All the required certificates, notice, licenses, official documents or certificates of authorization, letters of approval, letter of renunciation, archives or registration that necessary for parties to fulfill the agreement have been obtained from or filed with and registered with concerned government authorities, and those files, certificates, notice, licenses, official documents or certificates of authorization, letters of approval, archives or registration are valid;

(6)
Except the events have been disclosed to Party B, there is no pending litigation, arbitration, investigation or other legal proceedings in connection with the contracted businesses which may (1) affect the validity of the transaction contemplated hereby; or (2) bring great adverse impacts on the contracted businesses;

(7)
Any statement provided and guaranteed by Party A, or the items in this agreement, and all other documents, certificates or materials provided by Party A that mentioned in this agreement are not materially misstated, and no material fact is concealed or misled.

(8)
Unless confirmed and approved in written by Party B, Party A bears the obligation of not releasing any confidential information of Party B. Party A should also require its employees or others once employed by Party A to bear the same obligation.

5.2	Party B makes statement and guarantees to Party A as follows:

(1)
Party B has been duly incorporated and organized, and is validly existing in good standing, under the laws of China. Party B has all requisite power and authority, corporate to possess, lease and operate its assets and engage in the businesses under its business license and articles of association.

(2)
Party B obtains all requisite power and authority, corporate to enter into and to perform its obligations under this agreement and other related agreements and to carry out the terms hereof and the transactions contemplated hereby.

(3)
Party B’s execution of this agreement will not conflict with or result in breach of any of the following or violate any item of follows: (a) the articles of association, business license or other similar organizational documents of Party B; (b) any material contract in which Party B is involved, except Party B has obtained the approval of any other parties in such contract; (c) any Chinese law, judgment, arbitral award or command released by any court, arbitration institutions, government or governmental organization that have the jurisdiction over any assets that belong to Party B.

(4)
Unless confirmed and approved in written by Party A, Party B bears the obligation of not releasing any confidential information of Party A. Party B should also require its employees or others once employed by Party A to bear the same obligation.

6.	Commitment

Except the obligations for Party A and B that stipulated in this agreement, both parties are also committed in following terms:

6.1
Party A and Party B herein agree to coordinate with each other, and complete the remaining work related to the contemplated transaction in this agreement under no further payment of consideration. In order to achieve this purpose, both parties in this agreement shall adopt or try to adopt all necessary actions that included (but not limited to): (1) undertake necessary procedures for the entrust; (2) sign and deliver all the documents and certificates that to be signed and delivered by both parties; and (3) apply for all necessary notice, licenses, official documents, certificates of authorization, letters of approval, registration statements from the relevant governmental department or the third party (depends on situation ), to ensure the full enforcement of the agreement. Any issues in connection with the agreement but not included in this agreement shall be settled by the negotiation of both parties through a fair, equal and adequate method.

6.2
Party A should adopt all necessary actions under 6.1 of this agreement to assist Party B in to obtains the fully control of personnel and funds under the contracted business on the earliest practicable day.

6.3
Before Party B takes fully control of related personnel and funds under the contracted business, Party B is not obligated in any debt or legal matters caused by Party A. Party A is fully responsible for these matters.

6.4
Upon bilateral consent, if any party (“the actual beneficiary”) receives any fund or becomes beneficiary from a third party’s action but should have been collected by the proper beneficiary according to this agreement, the actual beneficiary should transfer the fund and gains to the proper beneficiary or negotiate with the proper beneficiary in order to ensure that proper beneficiary receives the fund, gains or its equivalents.

6.5
In the case that any event occurs between the commencement of this agreement and the termination of this agreement, which could adversely influence the agreement, Party A should inform Party B immediately in written form. The situations include (but not limited to) any lawsuit, arbitration, investigation or other procedures, the written instructions or comments from any government department, or any material change of contracted business.

7.	The expenses bearing.

7.1	Both parties bear their own expenses and taxes that generated by the process of implementation of this agreement.

8.	Liability for breaching this agreement

8.1	Subject to article 9, if any situation as follows incurred either party, it shall be regarded as a breach of the agreement:

(1)	Violating any obligation or commitment stipulated in this agreement

(2)	Any stated representations or warranties are misrepresented or misleading (either in good faith or bad faith).

8.2
If the above-mentioned situations occur, the conforming party has the right to require the non-conforming party to provide remedies within 30 days. If the breaching party fails to provide remedies within that period, the conforming party reserves the right to cancel this agreement. In addition, the breaching party should compensate the other party for any damages and expenses caused directly or indirectly by such breach.

9.	Act of God

9.1	The act of god stated in this agreement refers to those situations that are unforeseeable, unavoidable and the consequences of such are uncontrollable.

9.2
The failure to fulfill this agreement of either party due to the act of god would not be regarded as breach of agreement. However, that party should act on their best effort to reduce the possible damages incurred to the other party.

9.3	The non-performing party, due to the act of god, should provide notarized written evidence, which proves the incurrence of act of god within 10 days from the occurrence of such event.

10.	Amendment, cancellation and Termination of the agreement.

10.1	Unless otherwise stated, this agreement shall be terminated upon the occurrence of the following situations:

(1)	Both sides unanimously decide to cancel this agreement through negotiation;

(2)	The purpose of the agreement can not be achieved by both parties because of act of god;

(3)	Because of one party’s breach the agreement, the party abides the agreement have a right to terminate this agreement according to the stated in the cause 8.2.

(4)	This agreement is defined as invalid by a court or other authorized department of PRC.

10.2	In the cased that this agreement is terminated because of one party’s breach the agreement, the power of the other party to claim for remedies is unaffected.

10.3
This agreement can be amended and supplemented upon bilateral consent. Amendment and supplements should be made in written form. The agreement will become effective upon being signed formally by both sides.

11.	Settlement of Disputes.

11.1
All disputes between the Parties arising out of or in connection with this agreement shall be settled between the Parties by discussion and mutual accord. If a mutual accord cannot be reached between the Parties, either party could submit the dispute to a court with jurisdiction.

11.2	When the lawsuit is pending, except matters being litigated, both parties should continue performing all other obligations that stated in this agreement.

12.	Others.

12.1	Any amendment of the agreement must be in written form and signed by both parties. The amendment is an integral part of the agreement.

12.2	Without prior written consent of the other party, neither party can convey or transfer all or any right and interests, responsibility or the obligation under this agreement.

12.3	If the court and proper government authorities determine that any clause of this agreement to be invalid, such decision does not affect other clauses in this agreement.

12.4
The agreement constitutes the only agreement between both parties. It precedes all prior oral or written statements, promises, understandings, letters of intent, memorandums and agreements between both parties.

12.5
According to this agreement, any notice delivered from one party to the other should be made in written form, in Chinese language and via Express Mail or fax (the addresses of both parties are listed at the beginning of the agreement). If it is delivered through express mail, the date of actual acceptance should be regarded as the stated date of acceptance on the receipt. If it is delivered through fax, upon the confirmation message from fax machine, we deem it as being delivered.

12.6	The title of the agreement is set up for the purpose of convenience to read. It can not be used for the purpose of affecting the explanations of the stated terms in this agreements.

12.7	This agreement is made in four sets, each party have two sets. All these copies are equally authentic.

Party A: Shenzhen Media Investment Co., Ltd.

/s/ Xuping Li

(Corporate Seal)

Party B: Shenzhen New Media Consulting Co., Ltd.

/s/ Yingsheng Li

(Corporate Seal)

November 20, 2004